Exhibit 21.1

List of Subsidiaries

Subsidiary	Place of Incorporation

Kaiyo Japan Co., Ltd	Japan

TOP EDGE DEVELOPMENTS LIMITED (頂鋒發展有限公司)	British Virgin Islands